UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2021

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware77-0291941

(State or Other Jurisdiction of Incorporation)(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR

§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with  any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) approved (i) an increase of the annual base salary for the Company’s Chief Executive Officer, Daniel Lewis (the “CEO”), from $250,000 to $275,000, effective retroactively as of May 1, 2021, and (ii) certain terms and conditions of the CEO’s annual performance-based bonus in 2021.  Also, on such date, the Committee reviewed and recommended that the Board approve (i) an increase of the annual base salary for the Company’s Chief Financial Officer, James Sullivan (the “CFO”), from $250,000 to $260,000, effective retroactively as of May 1, 2021, and (ii) certain terms and conditions of the CFO’s annual performance-based bonus in 2021.  On May 25, 2021, the Board, upon such recommendation of the Committee, approved the foregoing compensation matters with respect to the CFO.

The CEO, under the terms of his 2021 annual performance-based bonus, will be eligible to receive a target amount of up to $250,000, payable in the form of cash, the Company’s stock or a combination of both, if he achieves certain specified performance objectives.  The CFO, under the terms of his 2021 annual performance-based bonus, will be eligible to receive a target amount of up to $150,000, also payable in the form of cash, the Company’s stock or a combination of both, if he achieves certain specified performance objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: May 26, 2021	By: /s/ James W. Sullivan James W. Sullivan

Vice President of Finance and Chief Financial Officer